Exhibit 10.38
NONEMPLOYEE DIRECTOR
FULLY VESTED SHARE AWARD AGREEMENT
          THIS NONEMPLOYEE DIRECTOR FULLY VESTED SHARE AWARD AGREEMENT (“Agreement”) is made effective as of ______________, ____ by and between Total System Services, Inc., a Georgia corporation (the “Corporation”), and ____________________________ (“Director”).
WHEREAS, Director has been awarded _______ fully paid and non-assessable shares of the common stock of the Corporation, par value $0.10 per share (“Fully Vested Shares”), pursuant to the terms and conditions of the Corporation’s 2007 Omnibus Plan (“Plan”) and this Agreement; and
WHEREAS, the Fully Vested Shares will initially be held in an account at The Bank of New York Mellon or one of its subsidiaries (“BNY Mellon”) for Director.
NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Director hereby agrees to the following terms and conditions:
1.	Transfer of Fully Vested Shares

The Corporation hereby transfers the Fully Vested Shares to Director subject to the terms and conditions set forth in the Plan and in this Agreement. Effective upon the date of such transfer, Director will be the holder of record of the Fully Vested Shares and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting at which the holders of the Corporation’s common stock may vote, the right to receive all dividends declared and paid upon such shares and the right to exercise any rights or warrants issued in respect of any such shares), subject only to the terms and conditions set forth in the Plan and in this Agreement. The Fully Vested Shares will initially be held in an account for Director at BNY Mellon.
2.	Vesting

The Fully Vested Shares will become non-forfeitable (i.e., “vest”) at the close of business on _________________, ____ (the “Vesting Date”).
3.	General Provisions
(a) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Director’s rights under this Agreement will be exercisable during Director’s lifetime only by Director or by Director’s guardian or legal representative.
(b) Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Director, Director’s heirs, devisees and legal representatives.

(c) Legal Representative. In the event of Director’s death or a judicial determination of Director’s incompetence, reference in this Agreement to Director shall be deemed, where appropriate, to Director’s heirs or devises.
(d) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.
(e) Plan Governs. The Fully Vested Shares are being transferred to Director pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.
(f) Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.
(g) Amendment; Modification; Waiver. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing, signed by Director and by an officer of the Corporation duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.
(h) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.
          The Corporation has issued the Fully Vested Shares in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Director hereby agrees to the foregoing terms and conditions of the Fully Vested Shares.
          IN WITNESS WHEREOF, Director has set Director’s hand and seal, effective as of the date and year set forth above.

__________________________(L.S.)
Signature

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